Exhibit 17.01

August 20, 2015

To Whom It May Concern:

This letter serves as notification that I, Jim Stieben, hereby resign as a member of the Board of Directors of Standard Metals Processing, Inc. (the “Company”).

/s/ Jim Stieben

Jim Stieben